UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2006

Southern Community Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	00033227	562270620
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4605 Country Club Rd., Winston-Salem, North Carolina		27104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	336-768-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 28, 2006, Southern Community Financial Corporation ("Southern Community") and its principal subsidiary, Southern Community Bank and Trust (the "Bank"), entered into new employment agreements ("New Agreements") with F. Scott Bauer, Chairman and Chief Executive Officer of Southern Community, Jeff T. Clark, President of Southern Community, and David W. Hinshaw, Chief Financial Officer of Southern Community. The New Agreements replace existing employment agreements with each of the officers.

As in the previous employment agreements, on each anniversary of the effective date of the New Agreements, the terms are automatically extended for an additional one year period beyond the then effective expiration date unless written notice from the Bank or the officer is received 90 days prior to the anniversary date advising the other that the New Agreement shall not be further extended. However, the New Agreements automatically terminate when the officers attain age 65. In addition to the provisions that were contained in the previous employment agreements, each officer has been granted contractual indemnification against liabilities arising out of service as an officer of Southern Community, the contractual right to negotiate Salary Continuation Agreements that provide annual benefits upon separation from service at age 60 for Mr. Bauer and age 65 for the other officers (Mr. Bauer’s annual benefit to be $188,000), and reimbursement of legal fees up to $500,000 for Mr. Bauer and Mr. Clark and $250,000 for Mr. Hinshaw if an officer is required to enforce his employment agreement following a Change in Control (as defined in the New Agreements). The New Agreements also provide that in the event of a Change in Control, if the payments to an officer as a result of the Change in Control would cause the imposition of excise taxes under Section 280G and Section 4999 of the Internal Revenue Code, the officer will be reimbursed an amount necessary to compensate the officer for any applicable excise tax payments, net of all income, payroll, and excise taxes. The New Agreements increase from one to two years the period of time each officer is prohibited from competing with the Bank following termination of employment.

Under his New Agreement, Mr. Bauer will also be provided long-term care insurance paid up at age 60 and Southern Community is required to nominate him for service on the Boards of the Bank and Southern Community. Under his New Agreement, Mr. Clark is also provided the use of an automobile pursuant to the policies of the Bank.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty banking offices throughout the Piedmont region of North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern Community Financial Corporation

April 28, 2006	By:	/s/ Scott C. McLean

Name: Scott C. McLean
Title: Senior Vice President and Treasurer